                                  EXHIBIT 10.23


                              CONSULTING AGREEMENT


         CONSULTING AGREEMENT between Community Care Services, Inc., a New York corporation (the "Corporation"), and Donald Fargnoli ("Fargnoli"), dated May 9, 1998.

                              W I T N E S S E T H:

         WHEREAS, Fargnoli has been continuously employed by the Corporation pursuant to an Employment Agreement between Fargnoli and the Corporation dated May 10, 1997, as amended March 1, 1998 (the "Employment Agreement");

         WHEREAS, Fargnoli wishes to retire from full time employment with the Corporation; and

         WHEREAS, the Corporation desires to retain Fargnoli's services as a Consultant and Fargnoli agrees to accept such engagement on the terms and condition set forth herein.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Termination of Employment. The Employment Agreement is hereby terminated effective the date hereof.

         2. Engagement. The Corporation agrees to and does hereby engage Fargnoli effective as of the date first above written, and Fargnoli agrees to and does hereby accept engagement by the Corporation effective as of the date first above written, as a consultant to the Corporation, for the period commencing on the date hereof and ending at midnight on May 9, 2000 (the "Term"), subject to prior termination in accordance with the provisions of Article 7 hereof. The term that Fargnoli is actually engaged by Corporation shall be referred to in this Agreement as the "Engagement Period."

         3. Scope of Duties. As a consultant, Fargnoli will carry out all reasonable business and financial oriented tasks which are assigned to him by the Board of Directors, the President and Chief Executive Officer, and/or the Chief Operating Officer. Fargnoli agrees that he will devote such time and effort during the Engagement Period to the performance of the duties of his office as may be reasonably required to perform such tasks, provided that he will not be required to provide more than forty (40) hours per month of services hereunder, and will not be required to undertake any travel. Subject to the foregoing, Fargnoli will be available during the Corporations normal business hours.

         4. Compensation.

                  (a) Consulting Fee. For the services and duties to be rendered and performed by Fargnoli during the Engagement Period, the Corporation agrees to pay Fargnoli compensation at the rate of Fifty Five Thousand ($55,000) Dollars per annum (this amount to be referred to as the ("Consulting Fee"). The Consulting Fee shall be in equal bi-weekly installments. The Corporation shall reimburse Fargnoli for all expenses reasonably and necessarily incurred in connection with his engagement by the Corporation, including business related travel and entertainment expenses while absent on the Corporation's business from its business headquarters, subject to the limitations and guidelines generally imposed by the Corporation on its consultants.

                  (b) Car Allowance. Fargnoli shall be entitled to a car allowance of Six Hundred Dollars ($600.00) per month.

         5. Nondisclosure. Fargnoli acknowledges that as an officer, director and employee of the Corporation, and as an officer, director and stockholder of Metropolitan Respirator Service, Inc. ("Metropolitan") or any Affiliate (as defined below) thereof he has been, and as a consultant of the Corporation throughout the Engagement Period he will be, privy to trade secrets and other proprietary and/or confidential information (whether in written, verbal or any other form) relating to the existing or contemplated business and/or field of interest of the Corporation and its Affiliates, or of any corporation or other legal entity in which the Corporation or any of its Affiliates has an ownership interest of more than five percent (5%), and any proprietary information (whether in written, verbal or any other form) of any of the Corporation's customers, suppliers, licensors or licensees, including, but not limited to, information relating to inventions, disclosures, processes, systems, methods, formulae, patents, patent applications, machinery, materials, notes, drawings, research activities and plans, costs of production, contract forms, prices, volume of sales, promotional methods, list of names or classes or customers, which he has heretofore acquired or which he may hereafter acquire during his engagement with the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on Metropolitan's or the Corporation's premises, as the result of any disclosures to him, or in any other way, shall be regarded as held by him in a fiduciary capacity solely for the benefit of the Corporation, its successors or assigns, and shall not at any time, either during the Engagement Period or thereafter, be disclosed, divulged, furnished, or made accessible by him to anyone, or be otherwise used by him, except in the regular course of business of the Corporation or its Affiliates. Upon termination of his engagement, Fargnoli shall promptly return or deliver to the Corporation all tangible forms of such information in his possession or control, and shall retain no copies thereof. Information shall, for purposes of this Agreement, be considered to be confidential if not known by the trade generally, even though such information may have been disclosed on a confidential basis to one or more third parties pursuant to any business discussion or agreement, including distribution agreements, joint research agreements or other agreements entered into by Metropolitan or the Corporation or any of their Affiliates. For the purposes of this Agreement, "Affiliates" shall mean any corporation, partnership, joint venture, other entity of any type or individual that directly or indirectly, through one or more intermediaries, controls or is controlled, or is under common control with, Metropolitan or the Corporation, as the case may be.

         6. Patents. Fargnoli agrees to and does hereby sell, assign, transfer and set over to the Corporation, its successors, assigns, or Affiliates, as the case may be, all his right, title, and interest in and to any inventions, improvements, processes, patents or applications for patents which he develops or conceives individually or in conjunction with others during his engagement by the Corporation, or, having possibly conceived same prior to his engagement, may complete while in the engagement of the Corporation or any of its Affiliates, in both cases whether during or outside business hours, whether or not on the

Corporation's premises, which inventions, improvements, processes, patents or applications for patents are (i) in connection with any matters within the scope of the existing or contemplated business of the Corporation or any of its Affiliates or (ii) aided by the use of time, materials, facilities or information paid for or provided by the Corporation, all of the foregoing to be held and enjoyed by the Corporation, its successors, assigns or Affiliates, as the case may be, to the full extent of the term for which any Letters Patent may be granted and as fully as the same would have been held by Fargnoli, had this Agreement not been made. Fargnoli will make, execute and deliver any and all instruments and documents necessary to obtain patents for such inventions, improvements and processes in any and all countries. Fargnoli hereby irrevocably appoints the Corporation to be his attorney in fact in the name of and on behalf of Fargnoli to execute all such instruments and do all such things and generally to use Fargnoli's name for the purposes of assuring to the Corporation (or its nominee) the full benefit of its rights under the provisions of this Article 6, such power to be exercised only if Fargnoli improperly refuses to fulfill his obligations under this Article 6.

         7. Earlier Termination.

                  (a) Death or Disability. In the event of Fargnoli's death or disability during the Engagement Period, the Corporation shall, for the remaining balance of the Term, continue to make the payments provided for herein to Fargnoli's estate, in the event of his death, or, if Fargnoli becomes disabled, to Fargnoli or his personal representative, as the case may be.

                  (b) Termination for Cause. The Corporation may discharge Fargnoli for "Cause" upon notice and thereby immediately terminate his engagement under this

Agreement. For purposes of this Agreement, the Corporation shall have "Cause" to terminate Fargnoli's engagement if Fargnoli, in the reasonable judgment of the Corporation, (i) materially breaches any of his agreements, obligations or duties under this Agreement and does not cure such breach or commence in good faith to correct such breach within thirty (30) days after notice, (ii) fails to carry out any reasonable lawful directive of the Board of Directors of the Corporation which Fargnoli is required to do pursuant to this Agreement and does not cure such breach or commence in good faith to correct such breach within ten
(10) days after notice, (iii) embezzles or converts to his own use any funds of the Corporation or any client or customer of the Corporation, (iv) willfully converts to his own use any property of the Corporation without the Corporation's consent, (v) is convicted of a felony (other than a vehicular infraction which does not involve injuries to persons or property), (vi) is adjudicated an incompetent, (vii) is habitually intoxicated or diagnosed by an independent doctor to be addicted to a controlled substance (any disagreement shall be resolved by the reasonable opinion of an independent medical doctor selected by the parties; provided that if the parties are unable to agree, each shall designate one medical doctor, and the two so designated shall jointly select a third independent medical doctor, whose decision shall be binding) or
(viii) habitually behaves in a manner which, with intent to do so, materially impairs the Corporation's relationships with others in its industry.

         8. Health Insurance. During the Engagement Period, to the extent he is eligible to do so, Fargnoli may participate in the medical and dental insurance plans generally made available now or in the future by the Corporation to its executives and key management employees, at the Corporation's expense. If Fargnoli is not eligible to participate in any of the Corporation's medical or dental plans, the Corporation shall, at its expense, provide to him medical and/or dental insurance coverage substantially similar to the insurance coverage available to its senior level executives.

         9. Assignment. This Agreement may be assigned by the Corporation as part of the sale of substantially all of its business; provided, however, that the purchaser shall expressly assume all obligations of the Corporation under this Agreement, and provided, further, that Fargnoli may resign upon any such assignment by the Corporation. Further, this Agreement may be assigned by the Corporation to an Affiliate, provided that any such Affiliate shall expressly assume all obligations of the Corporation under this Agreement, and provided further that the Corporation shall then fully guarantee the performance of the Agreement by such Affiliate. Fargnoli agrees that if this Agreement is so assigned, all the terms and conditions of this Agreement shall remain between such assignee and himself with the same force and effect as if said Agreement had been made with such assignee in the first instance.

         10. Survival. The provisions of Articles 5, 6, and 12 shall survive the termination of this Agreement.

         11. Notices. All notices required or permitted to be given hereunder shall be mailed by certified mail, delivered by recognized overnight courier service for which a written receipt is given, or delivered by hand to the party to whom such notice is required or permitted to be given hereunder. If mailed, any such notice shall be deemed to have been given when mailed as evidenced by the postmark at point of mailing. If delivered by hand, any such notice shall be deemed to have been given when received by the party to whom notice is given, as evidenced by written and dated receipt of the receiving party.

         Any notice to the Corporation or to any assignee of the Corporation shall be addressed as follows:

                  Community Care Services, Inc.
                  18 Sargent Place
                  Mount Vernon, New York  10550
                  Attn: Joel Quall, Chief Financial Officer

                  with a copy to:

                  Nordlicht & Hand
                  645 Fifth Avenue
                  11 Floor
                  New York, NY  10022
                  Attn: Brian M. Hand, Esq.

         Any notice to Fargnoli shall be addressed to the Fargnoli's address appearing on the records of the Corporation at the time such notice is given. Fargnoli at any time may by written notice designate an attorney who is to receive copies of all notices.

         Either party may change the address to which notice to it is to be addressed, by notice as provided herein.

         12. Applicable Law. This Agreement shall be interpreted and enforced in accordance with the laws of the State of New York governing contracts made in and to be performed solely in such State.

         13. Effective Date. This Agreement shall become effective as of the date first written above.

         14. Waiver of Breach. The waiver by either party of a breach of this Agreement shall not be effective unless in writing signed by the party to be charged therewith and will not operate or be construed as a waiver of any other subsequent breach.

         15. Equitable Relief. With respect to the covenants contained in Articles 5 and 6 of this Agreement, Fargnoli agrees that any remedy at law for any breach of said covenants may be inadequate and that the Corporation shall be entitled to specific performance or any other mode of injunctive and/or other equitable relief a court might award, including, but not limited to, an injunction restraining such breach or threatened breach, in addition to any other remedies which might be available to it.

         16. Acknowledgement. Fargnoli acknowledges that he has been advised to and has had the opportunity to provide a copy of this Agreement to an attorney of his own choosing and to discuss this Agreement with his attorney prior to executing it.

                   REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

         IN WITNESS WHEREOF, the parties hereto have executed the above Agreement as of the day and year first above written.

                                    COMMUNITY CARE SERVICES, INC.



                                   By: /s/ Saverio D. Burdi
                                       --------------------------------
                                       Saverio D. Burdi, Chief Operating Officer




                                   /s/ Donald Fargnoli
                                   ------------------------------------
                                   Donald Fargnoli